Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

JOHNSON PROFESSIONAL HOLDINGS, INC.

A Delaware corporation

As of May 3, 2002

i

ii

These Amended and Restated Bylaws (these, “Bylaws”) are subject to, and governed by, the Amended and Restated Certificate of Incorporation (including all amendments thereto and statements and designations filed therewith, the “Certificate of Incorporation”) of Johnson Professional Holdings, Inc. (the “Corporation”) and the statutes, regulations, common law, and other laws of the State of Delaware (“law” or “laws”) (including, without limitation, the General Corporation Law of the State of Delaware as currently in effect or hereafter amended (the “DGCL”)). In the event of a conflict between the provisions of these Bylaws and the mandatory provisions of the law, of the Certificate of Incorporation or of the Stockholders’ Agreement dated May 3, 2002 (the “Stockholders’ Agreement”), among the Corporation and its stockholders, such provisions of the law, the Certificate of Incorporation or the Stockholders’ Agreement, as the case may be, will be controlling.

ARTICLE I.

OFFICES

Section 1.1 Registered Office. The registered agent and the registered office of the Corporation in the State of Delaware shall be as provided in the Certificate of Incorporation.

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 2.1 Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place, which may be within or without the State of Delaware, of the annual meeting may be determined by resolution of the Board or as set by the Chairman of the Board.

Section 2.2 Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Chairman of the Board, by the Chief Executive Officer or by a majority the Board and may not be called by any other person or persons.

Section 2.3 Meetings by Remote Communication. The stockholders may participate in and act at any meeting of the stockholders through video conference or the use of a conference telephone or other communications equipment, in each case by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

Section 2.4 Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given by the person calling the meeting or, upon the written request of such person, by the Secretary on behalf of such person to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally, by a form of electronic transmission consented to by the stockholders or by mail, and, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears in the records of the Corporation or as otherwise designated in writing by such stockholder to the Secretary. Notice shall include the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. If the person calling a special meeting gives notice thereof, such person shall forward a copy thereof to the Secretary. Every request to the Secretary to give notice of a special meeting shall state the purpose or purposes of such meeting.

Notice of any annual or special meeting of stockholders need not be given to any stockholder entitled to vote at such meeting who files a written waiver of notice with the Secretary, duly executed by the person entitled to notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting, in person, by proxy or by remote communication, shall constitute a waiver of notice of such meeting, except as provided by law or except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawful.

Section 2.5 Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6 Quorum. Except as otherwise provided by applicable law or by the Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person, by proxy or by remote communication, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.7 hereof, until a quorum shall be present or represented.

Section 2.7 Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8 Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the Stockholders’ Agreement, the Certificate of Incorporation (including Section II.A.2.b of Article Fourth thereof) or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class. Votes need not be by written ballot, unless the Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, requires any vote or votes cast at such meeting to be cast by written ballot.

Section 2.9 Voting Rights. Except as otherwise provided by the DGCL or by the Certificate of Incorporation and subject to Section 7.3 hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote thereat held by such stockholder.

Section 2.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Such proxy shall be filed with the Secretary before such meeting at such time as the Board may require. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 2.11 Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 2.11, written consents signed by the holders of a sufficient number of shares to take such corporate action are so delivered. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

A telegram, cablegram, facsimile, email or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated, provided that any such telegram, cablegram, facsimile, email or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram, facsimile, email or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (b) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram, facsimile, email or electronic transmission. The date on which such telegram, cablegram, facsimile, email or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram, facsimile, email or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, facsimile, email or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III.

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation (including Section II.A.2.b of Article Fourth thereof) or by these Bylaws directed or required to be exercised or done by the stockholders of the Corporation.

Section 3.2 Number, Election and Term of Office. The number of directors which shall constitute the board shall be eleven or such other number as shall be fixed from time to time by the Board in accordance with the provisions of the Stockholders’ Agreement. Except as provided in Section 3.4 hereof and subject to the provisions of Sections 4.3 and 4.4 of the Stockholders’ Agreement, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting or duly called special meeting of the stockholders and entitled to vote in the election of directors, and each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal in accordance with the provisions of the Stockholders’ Agreement. None of the directors need be stockholders of the Corporation.

Section 3.3 Removal and Resignation. Subject to the provisions of the Stockholders’ Agreement, any director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this section shall apply, in respect to the removal without cause or a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice or by electronic transmission to the Corporation.

Section 3.4 Vacancies. Except as otherwise provided by the Certificate of Incorporation and subject to the provisions of the Stockholders’ Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal in accordance with the provisions of the Stockholders’ Agreement.

Section 3.5 Annual Meetings. The annual meeting of each newly elected Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders, unless it shall have transacted all such business by written consent pursuant to Section 3.10 hereof.

Section 3.6 Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board may be held at such time and at such place as shall from time to time be determined by resolution of the Board, but no less frequently than once each Fiscal Quarter (as defined in the Stockholders’ Agreement). Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any stockholder that is entitled to nominate at least one director pursuant to the Stockholders’ Agreement. Notices of regular meetings of the Board or of any adjourned regular meeting will be given at least four weeks prior to such meeting, unless such notice is waived in accordance with this Section 3.6. Notices of special meetings of the Board or of any adjourned special meeting will be faxed by the Secretary or an Assistant Secretary to each director addressed to him or her at his or her residence or usual place of business, so as to be received at least five Business Days (excluding days on which the principal office of the Corporation is not open for business) before the day on which such meeting is to be held. Such notice will include the purpose, time and place of such meeting and will set forth in reasonable detail the matters to be considered at such meeting. However, notice of any such meeting need not be given to any director if such notice is waived by him or her in writing, whether before or after such meeting is held, or if he or she is present at such meeting (unless such director objects, before any business is conducted thereat, to the holding of such meeting without due notice), or with respect to regular meetings scheduled at a meeting of the Board held at least 30 calendar days prior to the date of a subsequent meeting. A waiver of notice by the person entitled thereto in accordance with this Section 3.6, whether before or after the time of any such meeting, shall be deemed equivalent to adequate notice. For purposes of this Section 3.6, a “Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York City, Amsterdam or London are authorized or obligated to be closed.

Section 3.7 Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. Except as set forth in the following sentence, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board. In years 4 through 6 after the Closing Date (as such term is defined in the Stockholders’ Agreement), the amount of dividends to be paid pursuant to Exhibit 7 of the Stockholders’ Agreement shall be approved by a majority vote of the Independent Directors and the Unilever Directors (as such terms are defined in the Stockholders’ Agreement), voting together. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Order of Business. Meetings of the Board will be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, a director designated by the Chairman of the Board. The Secretary or, in the case of his or her absence, any person whom the chairman of the meeting may appoint, will act as secretary of such meeting and keep the minutes thereof.

Section 3.9 Communications Equipment. Members of the Board or any committee thereof may participate in and act at any meeting of the Board or such committee through video conference or the use of a conference telephone or other communications equipment, in each case by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

Section 3.10 Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

Section 3.11 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law and subject to and in accordance with the provisions of the Stockholders’ Agreement. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IV.

COMMITTEES

Section 4.1 Audit Committee. The Board will have an Audit Committee of two or more directors in accordance with the provisions of the Stockholders’ Agreement.

Section 4.2 Compensation Committee. The Board will have a Compensation Committee composed of two or more directors in accordance with the provisions of the Stockholders’ Agreement. The Compensation Committee will operate in accordance with the Compensation Committee Charter (as defined in the Stockholders’ Agreement). A majority of the members of the Compensation Committee shall constitute a quorum.

Section 4.3 Special Bankruptcy Committee. To the extent permitted by the DGCL and as provided by Section 4.14 of the Stockholders’ Agreement, prior to exercising its authority with respect to any Bankruptcy Event (as defined in the Stockholders’ Agreement), the Board shall designate a Special Bankruptcy Committee (a) to be composed of all the Independent Directors (as defined in the Stockholders’ Agreement) and no other directors, and (b) for the purpose of acting, and having the authority of the Board, with respect to Bankruptcy Events. The unanimous affirmative vote of all members of the Special Bankruptcy Committee shall be necessary for the passage of any resolution or act of such Committee.

Section 4.4 Other Committees. Subject to the provisions of the Stockholders’ Agreement, the Board may, by resolution passed by a majority of the whole Board, designate one or more other committees (“Special Committees”), each Special Committee to consist of two or more of the directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the Board in the management and affairs of the Corporation except as otherwise limited by law.

Section 4.5 Committee Rules. Subject to the provisions of the Stockholders’ Agreement, each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee; provided, however, that alternate members of the Audit Committee must satisfy the criteria set forth in Section 4.1 hereof, alternate members of the Compensation Committee must satisfy the criteria set forth in Section 4.2 hereof and alternate members of the Special Bankruptcy Committee must satisfy the criteria set forth in Section 4.3 hereof. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member; provided, however, that appointees to the Audit Committee must satisfy the criteria set forth in Section 4.1 hereof, appointees to the Compensation Committee must satisfy the criteria set forth in Section 4.2 hereof and appointees to the Special Bankruptcy Committee must satisfy the criteria set forth in Section 4.3 hereof.

ARTICLE V.

OFFICERS

Section 5.1 Number. The officers of the Corporation shall be elected by the Board and shall consist of a Chairman of the Board, a President and Chief Executive Officer, a Chief Financial Officer, a Chief Administrative Officer, a General Counsel, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of President and Secretary. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable.

Section 5.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The Chief Executive Officer shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 5.3 Removal. Any officer or agent elected or appointed by the Board or appointed by the Chief Executive Officer may be removed (a) by the Board and (b) if appointed by the Chief Executive Officer, by the Chief Executive Officer, but such removal by either the Board or the Chief Executive Officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 5.4 Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term by the Board then in office.

Section 5.5 Compensation. Subject to the provisions of the Stockholders’ Agreement and Compensation Committee Charter, compensation of all officers shall be fixed by the Board, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 5.6 The Chairman of the Board. The Chairman of the Board shall be responsible for the continuing success of the Corporation; shall give overall direction and leadership to the business; and shall direct long-term planning to develop and implement broad corporate objectives. The Chairman of the Board shall also direct, administer and coordinate the business operations in accordance with the objectives, policies and plans approved by the Board.

The Chairman of the Board may sign or authorize the signing of all legal documents and may otherwise bind the Corporation.

Section 5.7 The President and Chief Executive Officer. The President and Chief Executive Officer shall, subject to the direction of the Board, have general charge of the business and affairs of the Corporation, shall have the direction of all other officers, agents and employees of the Corporation and may assign such duties to the other officers of the Corporation as he or she deems appropriate. The President and Chief Executive Officer shall also perform such duties and have such authority as are incident to his or her office or are from time to time may be delegated or assigned to him or her by the Chairman of the Board or by the Board. The Chief Executive Officer may designate a special advisor who shall not be an officer of the Corporation but shall assist the Chief Executive Officer in the performance of his or her duties and perform such other duties as the Chief Executive Officer shall designate.

Section 5.8 Chief Financial Officer. The Chief Financial Officer, subject to the direction of the Chief Executive Officer, shall have overall charge of all of the financial affairs of the Corporation and shall perform such other duties as the Chief Executive Officer or the Board shall from time to time assign.

Section 5.9 Chief Administrative Officer. The Chief Administrative Officer, subject to the direction of the Chief Executive Officer, shall have overall charge of all of the administrative affairs (including policies and procedures of an administrative nature) of the Corporation and shall perform such other duties as the Chief Executive Officer or the Board shall from time to time assign.

Section 5.10 General Counsel. The General Counsel, subject to the direction of the Chief Executive Officer, shall have overall charge of all of the legal affairs of the Corporation and shall perform such other duties as the Chief Executive Officer or the Board shall from time to time assign.

Section 5.11 Vice-Presidents. Each Vice-President shall perform such duties and have such authority as are incident to his or her office or are from time to time delegated or assigned to him or her by the Chief Executive Officer or by the Board.

Section 5.12 The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board, the Chief Executive Officer or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or Secretary may, from time to time, prescribe.

Section 5.13 The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Chief Executive Officer and the Board, at its regular meeting or when the Board so requires, an account of the Corporation; and shall have such powers and perform such duties as the Board, the Chief Executive Officer or these Bylaws may, from time to time, prescribe. If required by the Board, the Treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or Treasurer may, from time to time, prescribe.

Section 5.14 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board.

Section 5.15 Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE VI.

INDEMNIFICATION

Section 6.1 General. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) may indemnify, if the Board determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.2 Derivative Actions. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (ii) may indemnify, if the Board determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or an agent of the Corporation, or is or was serving at the request of the Corporation as an employee or an agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3 Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 6.4 Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in Sections 6.1 or 6.2, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or consented to, by the Board.

Section 6.5 Procedure. Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 6.6 Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article VI or as otherwise authorized by law. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.7 Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 6.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 6.9 Definition of “Corporation”. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 6.10 Certain Other Definitions. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation”, as referred to in this Article VI.

Section 6.11 Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.12 Repeal or Modification. This Article VI shall be deemed to be a contract between the Corporation and each director and officer, and any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 6.13 Amendments to DGCL. If the DGCL is amended hereafter to broaden the rights of those seeking indemnification or advancement of expenses, then such rights shall be extended to such persons to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board or the stockholders of the Corporation.

ARTICLE VII.

CERTIFICATES OF STOCK

Section 7.1 Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such Chairman of the Board, President, Vice-President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred in accordance with the Stockholders’ Agreement on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps and otherwise in accordance with the Stockholders’ Agreement. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 7.2 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.3 Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the

Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 7.4 Fixing a Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 7.5 Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 7.6 Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board. Any call made by the Board for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

ARTICLE VIII.

GENERAL PROVISIONS

Section 8.1 Contracts. The Board may authorize any officer or officers, or any agent or agents, of the Corporation, subject to the provisions of Section 4.10 of the Stockholders’ Agreement, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.2 Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute. The foregoing provisions of this Section 8.2 shall, in all cases, be subject to the provisions of Section 4.10 of the Stockholders’ Agreement.

Section 8.3 Fiscal Year. The fiscal year of the Corporation shall mean the 12-month period ending on the Friday nearest June 30 or any other comparable date on which a Fiscal Quarter (as such term is defined in the Stockholders’ Agreement) ends, as fixed by the Board from time to time.

Section 8.4 Corporate Seal. The Board may, but shall not be required to, provide a corporate seal which shall have inscribed thereon the full name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.5 Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the Chief Executive Officer, unless the Board specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.6 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.7 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, or the Stockholders’ Agreement, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX.

AMENDMENTS

Section 9.1 Amendments. These Bylaws, or any of them, may be altered, amended or repealed, or new bylaws may be adopted, but only to the extent any such alteration, amendment, repeal or new bylaw is not inconsistent with any provision of the Certificate of Incorporation, either by a majority of the whole Board or by the stockholders of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that neither any alteration, amendment or repeal of Articles II, III, IV or IX of these Bylaws nor any adoption of any new bylaw inconsistent therewith may be made (a) by the Board, or (b) by the stockholders without the Requisite Vote. The “Requisite Vote” means the affirmative vote of the holders of more than 90% of the outstanding Common Stock of the Corporation.

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